Exhibit 10.33

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED
VENTURE LOAN AND SECURITY AGREEMENT AND TO SECURED PROMISSORY NOTES

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT AND TO SECURED PROMISSORY NOTES (this “Amendment”), dated as of September 10, 2019, is entered into by and among TITAN PHARMACEUTICALS, INC. (“Borrower”), HORIZON CREDIT II LLC (“Horizon”), L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A. (“Molteni” and together with Horizon, each a “Lender” and collectively the “Lenders”), and Molteni as collateral agent (the “Collateral Agent”) for the Lenders.

RECITALS

A.       Borrower, Lenders and Collateral Agent are parties to a certain Amended and Restated Venture Loan and Security Agreement dated as of March 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time (including by this Amendment), the “Loan Agreement”).

B.       In connection with the transactions contemplated by the Loan Agreement, Borrower issued in favor of (1) Horizon a Secured Promissory Note dated March 21, 2018 in the original principal amount of $1,600,000 (the “Horizon Note”) and (2) Molteni a Secured Promissory Note dated March 21, 2018 in the original principal amount of $2,400,000 (the “Molteni Note” and together with the Horizon Note, each a “Note” and collectively the “Notes”).

C.       Borrower, Lenders and Collateral Agent desire to amend the Loan Agreement and the Notes on the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.            Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Amendment, apply to this Amendment and are hereby incorporated by reference.

2.            Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement and the Notes set forth the legal, valid, binding and continuing obligations of Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement and the Notes are secured by validly perfected security interests in all assets of Borrower, the effectiveness and validity of which are hereby confirmed and (iii) Borrower has no cause of action, claim, defense or set-off against Lenders or any of their respective affiliates and subsidiaries, officers, directors, employees, shareholders, agents and representatives (“Related Parties”), arising on or prior to the date of this Amendment, in any way regarding or relating to the Loan Agreement, the Notes or Lenders’ or their respective Related Parties’ actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, whether foreseen or unforeseen, it is waived and Lender and its Related Parties are released from any such causes of action, claims, defenses or rights of set-off of Borrower.

3.            Amendments to Loan Agreement. Borrower, Lenders and Collateral Agent hereby agree that the Loan Agreement is amended as follows:

(a)           Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Conversion Cap” has the meaning given such term in Section 2.5(a) of this Agreement.

“Conversion Price” means the lesser of (i) $0.74 or (ii) in the event of a Qualified Equity Financing, the price per share sold in such Qualified Equity Financing.

“Horizon Priority Cap” means, at any time, the lesser of (1) $1,000,000 or (2) the then outstanding principal balance of the Horizon Loan.

“Qualified Equity Financing” means the sale of shares of common stock of the Borrower pursuant to which the Borrower receives, prior to December 31, 2019, gross cash proceeds of at least $10,000,000.

(b)           The defined term “Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Maturity Date” means, with respect to each Loan, June 1, 2022, or if earlier, the date of acceleration of such Loan following an Event of Default or the date or prepayment, whichever is applicable.”

(c)           Section 2.2(g)(i) of the Loan Agreement is hereby amended by deleting the reference to “Two Hundred Forty-Six Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($246,739)” in the first sentence thereof and replacing the same with “Three Hundred Seventy-One Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($371,739)”.

(d)           Section 2.2(g)(ii) of the Loan Agreement is hereby amended by deleting the reference to “Four Hundred Sixty Three Thousand Two Hundred Sixty-One and 00/100 Dollars ($463,261)” in the first sentence thereof and replacing the same with “Six Hundred Fifty Thousand Seven Hundred Sixty-One and 00/100 Dollars ($650,761)”.

(e)           Section 2.2 of the Loan Agreement is hereby amended by inserting the following new clause (i) immediately after clause (h) thereof:

“(i) Restructuring Fee. Borrower shall pay to Horizon a payment in the amount of Fifty Thousand and 00/100 Dollars ($50,000) upon the earlier of (A) payment in full of the Horizon Loan, (B) an Event of Default and demand by the Required Lenders of payment in full of the Loans or (C) the Maturity Date, as applicable.”

(f)           Section 2.5(a) of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“At any time or from time to time during the period following the Restatement Effective Date through the Maturity Date, Molteni shall have the right and option (“Conversion Option”), exercisable by written notice (a “Conversion Notice”) to Borrower to (i) convert any portion or all Obligations outstanding under the Molteni Loan on the desired conversion date specified in the Conversion Notice into a number of shares (the “Conversion Shares”) of common stock (the “Conversion Stock”) of Borrower equal to the aggregate amount of such Obligations being converted, divided by the Conversion Price, and (ii) pursuant to such conversion, issue the Conversion Shares as contemplated by this Section 2.5. Notwithstanding the foregoing, in no event shall Molteni be entitled to exercise its Conversion Option for more than Three Million Four Hundred Twenty-Two Thousand Seven Hundred Seventy-Seven (3,422,777) Conversion Shares in the aggregate (the “Conversion Cap”). All Obligations not converted in accordance with this Section 2.5(a) shall be due and payable in accordance with the terms of the Loan Agreement and the Molteni Note. The Conversion Price and the Conversion Cap shall be subject to adjustment for stock splits, combinations, recapitalizations and similar events.”

(g)           Section 9.1 of the Loan Agreement is hereby amended by (1) deleting the reference to “December 31, 2019” in the first sentence thereof and replacing the same with “December 31, 2020” and (2) deleting the reference to “January 1, 2020” in the second sentence thereof and replacing the same with “January 1, 2021.”

(h)          Section 9.7 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

(a)       First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lender’s Expenses;

(b)       Second, if a Qualified Equity Financing has occurred, to the payment to Horizon of the amount then owing or unpaid on the Horizon Loan for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Horizon Loan had been voluntarily prepaid, the principal balance of the Horizon Loan, and all other Obligations with respect to the Horizon Loan; provided that all payments made to Horizon pursuant to this Section 9.7(b) and Section 9.11(b) shall not, collectively, exceed the Horizon Priority Cap at any time.

(c)       Third, to the payment to Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably (after giving effect to any payments made pursuant to Section 9.7(b) and 9.11(b)), second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably (after giving effect to any payments made pursuant to Section 9.7(b) and 9.11(b)), if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably (after giving effect to any payments made pursuant to Section 9.7(b) and 9.11(b)), and fourth, to the ratable payment (after giving effect to any payments made pursuant to Section 9.7(b) and 9.11(b)) of other amounts then payable to any Lender under any of the Loan Documents); and

(d)       Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns or to the Person lawfully entitled to receive the same.”

(i)           Section 9.11 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Application of Proceeds. Until the discharge of the Obligations to the Collateral Agent and all Lenders, and regardless of whether the Borrower become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 8.13 or 8.14 hereof, Collateral or proceeds received in connection with an Enforcement Action or in connection with any bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 8.13 or 8.14 hereof involving the Borrower will be applied

(a)       First, to the Collateral Agent for the payment in full to the Collateral Agent for its expenses of collection and enforcement, or of repossession, holding, preparation, and disposition of any Collateral, including attorney fees and expenses,

(b)       Second, to the Collateral Agent for the payment in full of the other Obligations secured by the Lien on the Collateral, and, if a Qualified Equity Financing has occurred and the Collateral and proceeds received are in connection with any an bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 8.13 or 8.14 hereof involving the Borrower, the Collateral Agent shall distribute all or a portion of such payment to Horizon; provided that all payments made to Horizon pursuant to this Section 9.11(b) and Section 9.7(b) shall not, collectively, exceed the Horizon Priority Cap at any time;

(c)       Third, to the Collateral Agent for the payment in full of the other Obligations secured by the Lien on the Collateral, and the Collateral Agent shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) and itself, pro rata (after giving effect to any payments made pursuant to Section 9.7(b) and 9.11(b)) based upon their respective shares, if any, of the Obligations with respect to which such payment was received; and

(d)       Fourth, to the Collateral Agent for payments to be made in the Collateral Agent’s discretion in accordance with applicable law, including the UCC.

Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall promptly transfer such excess amount to the Collateral Agent for distribution as provided hereunder. Each Lender will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees (if any) of the Obligations, to have agreed to the provisions of this Section 9.11.”

4.            Amendments to Notes. Borrower, Lenders and Collateral Agent hereby agree that each Note is hereby amended as follows:

(a)          The reference to “December 1, 2019” in the fourth sentence of the second paragraph of each Note is hereby deleted and replaced with “December 1, 2020.”

(b)           The reference to “January 1, 2020” in the fifth sentence of the second paragraph of each Note is hereby deleted and replaced with “January 1, 2021.”

(c)          The reference to “Two Hundred Forty-Six Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($246,739)” in the sixth sentence of the second paragraph of the Note with respect to the Horizon Loan is hereby deleted and replaced with “Three Hundred Seventy-One Thousand Seven Hundred Thirty-Nine and 00/100 Dollars ($371,739).”

(d)          The reference to “Four Hundred Sixty Three Thousand Two Hundred Sixty-One and 00/100 Dollars ($463,261)” in the sixth sentence of the second paragraph of the Note with respect to the Molteni Loan is hereby deleted and replaced with “Six Hundred Fifty Thousand Seven Hundred Sixty-One and 00/100 Dollars ($650,761).”

5.            Reversion of Certain Amendments. If the Qualified Equity Financing does not occur, the addition of the defined term “Horizon Priority Cap” in Section 3(a) and the amendments set forth in Sections 3(b), 3(g), 3(h), 3(i), 4(a) and 4(b) above shall all revert, terminate and be of no further force or effect as of December 31, 2019.

6.            Representations and Warranties. Borrower hereby represents and warrants as follows:

(a)          At and as of the date of this Amendment and immediately prior to and after giving effect to this Amendment, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)          Borrower has all necessary power and authority to execute, deliver and perform in accordance with the terms of this Amendment and has the requisite power and authority to own and operate its Property and to carry on its business as now conducted.

7.            Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement and the Notes in the Loan Agreement or in any other Loan Document shall mean the Loan Agreement and each Note as amended by this Amendment. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement or of any Note. Except as expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement, any Note or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as amended above, the Loan Agreement and each Note remain in full force and effect.

8.             Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

9.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

10.          Counterparts. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

11.          Integration. This Amendment and the Loan Documents constitute and contain the entire agreement of Borrower, Collateral Agent and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower, Lenders and Collateral Agent have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	Chief Executive Officer

LENDERS:

HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy
	Name:	Robert D. Pomeroy, Jr.
	Title:	Chief Executive Officer

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:	/s/ Gaetano Ieovelella
	Name:	Gaetano Ieovelella
	Title:	Chief Financial Officer

COLLATERAL AGENT:

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:	/s/ Gaetano Ieovelella
	Name:	Gaetano Ieovelella
	Title:	Chief Financial Officer